UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
July 11, 2025
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 S. Capital of Texas Highway, Suite 300
Austin, Texas 78746
(Address of principal executive offices, including zip code)
(512) 960-1010
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Preferred Stock Purchase Rights	-	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Karen Cummings, the President and Chief Operating Officer of Upland Software, Inc. (the “Company”), will retire effective July 31, 2025. Ms. Cummings’ decision to retire is not the result of any disagreement with the Company on any matter related to our operations, policies, or procedures.
In conjunction with Ms. Cummings’ retirement, Daniel Doman has been appointed as the Company’s Chief Product and Operating Officer effective August 1, 2025. Mr. Doman has served as the Company’s Chief Product Officer since May 2021. Mr. Doman’s biography and other information with respect to Mr. Doman is set forth in the Company’s 2025 proxy statement filed on April 21, 2025. Also effective August 1, 2025, John T. (Jack) McDonald, the Company’s Chief Executive Officer, will also serve as President.
There are no arrangements or understandings between Mr. Doman and any other persons pursuant to which he was selected as Chief Product and Operating Officer. There are no family relationships between Mr. Doman and any other director or executive officer of the Company, and Mr. Doman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Michael D. Hill
Michael D. Hill Chief Financial Officer
Date: July 14, 2025